Exhibit 4.1

METLIFE, INC.

4.368% Series D Senior Debentures

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES (AS DEFINED ON THE REVERSE HEREOF) ARE THE UNSECURED AND UNSUBORDINATED OBLIGATIONS OF METLIFE, INC. AND ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION. THE NOTES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY OR INSURER.

METLIFE, INC.

4.368% Series D Senior Debentures

No. 1	CUSIP No. 59156RBB3 ISIN No. US59156RBB33

MetLife, Inc., a Delaware corporation (the “Company,” which term includes any successor to MetLife, Inc. under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., as nominee of the Depositary, or registered assigns, the principal sum of [—] million dollars ($[—]) or such principal sum as shall be set forth in Schedule of Exchanges of Interests in the Global Security attached hereto on June 15, 2024 (the “Initial Scheduled Stated Maturity”) and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for, in each case subject to the terms of the Indenture referred to below; provided, however that, effective on September 11, 2013, such Initial Scheduled Stated Maturity shall be automatically adjusted to September 15, 2023 (thereafter, the “Stated Maturity”).

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: September 10, 2013

METLIFE, INC.

By:
Name: Marlene B. Debel
Title: Senior Vice President and Treasurer

Attest:

By:
Name: Isaac Torres
Title: Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: September 10, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

METLIFE, INC.

4.368% Series D Senior Debentures

This Debenture is one of a duly authorized series (the “Notes”) of Securities (as defined in the Base Indenture (as defined below)) of the Company, issued under and pursuant to an Indenture, dated as of November 9, 2001 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee (the “Trustee”), as supplemented by the Twenty-First Supplemental Indenture, dated as of November 1, 2010, between the Company and the Trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture, which sets forth the rights, limitations, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note that are not defined in this Note shall have the respective meanings ascribed to them in the Indenture.

Interest on a Note shall accrue on the principal amount of such Note from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, June 15, 2013, in each case to, but excluding, the next Interest Payment Date or the Stated Maturity of the principal of such Note, as the case may be. The Interest Payment Dates are March 15, June 15, September 15, and December 15 of each year, commencing on, and including, December 15, 2013, and the Regular Record Dates are the immediately preceding March 1, June 1, September 1 or December 1, respectively (whether or not such date is a Business Day). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue on this Note from, and including, June 15, 2013 to, but excluding, September 10, 2013 at a rate of 1.923% per annum and from, and including, September 10, 2013 to, but excluding, the Stated Maturity Date or, if applicable, any Redemption Date (as defined below) at a rate of 4.368% per annum. For the avoidance of doubt, interest payable on the September 15, 2013 Interest Payment Date will be paid to holders of the Company’s Common Equity Units on the September 1, 2013 Regular Record Date.

The Company shall not have the right to redeem any Notes prior to the September 11, 2015. The Company shall have the right, at the Company’s option, at any time, and from time to time, to redeem all or any part of the Notes, on any date (the “Redemption Date”) on or after the September 11, 2015 (such Redemption Date to be selected by the Company), at a price payable in cash equal to the Note Redemption Price. Notwithstanding anything to the contrary in the Indenture, if a Redemption Date is after the Regular Record Date for a payment of interest on such Note and on or before the next Interest Payment Date of such Note, then such payment of interest shall, notwithstanding such redemption, be made, on such Interest Payment Date, to the Holder of such Note as of the close of business on such Regular Record Date. The Notes shall not be entitled to any sinking fund payments.

If an Event of Default shall have occurred and be continuing, the principal amount of, and accrued and unpaid interest on, all of the Notes may become due and payable immediately, subject to the terms of the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, among other things, no such supplemental indenture shall, without the consent of the Holders of each Note then Outstanding and affected thereby, (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification or amendment of the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, waive any past default under the Indenture with respect to the Notes and its consequences, other than certain defaults set forth in the Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and (subject to the applicable record dates) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes are issued only in principal amounts equal to an integral multiple of one thousand dollars ($1,000). Subject to the terms of the Indenture, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

This Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint as attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of Increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Note custodian